February 6, 2007

Black Hills Corporation

625 9th Street

Rapid City, South Dakota 57709

Attention: Messrs. Mark T. Thies and Garner M. Anderson

Re:	Commitment Letter

Ladies and Gentlemen:

Black Hills Corporation (referred to herein at times as ”you” and the “Company”) have advised ABN AMRO BANK N.V. (“ABN AMRO”), CREDIT SUISSE, Cayman Islands Branch (“Credit Suisse”), UNION BANK OF CALIFORNIA, N.A. (“Union Bank”), and BMO CAPITAL MARKETS FINANCING, INC. (“BMO” BMO, together with ABN AMRO, Credit Suisse and Union Bank, each referred to herein at times individually as an “Institution” and collectively as the “Institutions”) that you are seeking senior unsecured credit facilities consisting of (i) an eighteen month acquisition facility (with a follow-on bridge facility) on the terms and conditions attached as Exhibit A to this Commitment Letter (the “Term Sheet”), which forms an integral part of this Commitment Letter and is incorporated herein by reference (referred to herein at times as the “Acquisition Facility”) and (ii) a 364 day backstop revolving credit facility to be generally consistent with the terms and conditions in that certain Credit Agreement dated as of May 5, 2005 by and among, inter alia, ABN AMRO, as Agent, you and the various financial institutions party thereto as “Banks” (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), but updated to reflect current market conditions regarding pricing and other economic and financial terms (referred to herein at times as the “Backstop Facility” the Acquisition Facility and the Backstop Facility are referred to herein at times together as the “Facilities”).

Each of the Institutions is pleased to advise you it is willing, subject to the terms and conditions contained in the Term Sheet (with respect to the Acquisition Facility) and this Commitment Letter (with respect to the Backstop Facility), to individually each commit (taken together, the “Commitment”) (i) to the Acquisition Facility, up to the amount set forth opposite the name of such Institution in Exhibit B attached hereto under the “Acquisition Facility” heading appearing therein, and (ii) solely in the event it is determined by ABN AMRO in consultation with the Company that the required number of banks under the Existing Credit Agreement are not willing to consent to consummation of (x) the Acquisition Facility or the purchase and acquisition of assets from the Target Companies (as defined below) or (y) transactions undertaken by you to raise capital sufficient to consummate such purchase and acquisition, to the Backstop Facility, up to the amount set forth opposite the name of such Institution in Exhibit B attached hereto under the “Backstop Facility” heading appearing therein; accordingly, if such a consent under the Existing Credit Facility is so delivered, the commitment for the Backstop Facility shall thereby be automatically terminated.

The proceeds of the Acquisition Facility will be used to: (i) finance certain costs and expenses related to the purchase and acquisition of all or substantially all of the assets of Nebraska Gas, Iowa Natural Gas, Colorado Gas, Kansas Gas and Colorado Electric (the “Target Companies”), (ii) repay certain obligations of such regulated utility assets, (iii) finance a portion of the purchase price of such regulated utility assets, and (iv) finance certain transaction and integration costs arising from the foregoing. If the required bank votes are not received under the Existing Credit Agreement and the Backstop Facility is consummated, the proceeds of the Backstop Facility will be used to (x) refinance all indebtedness outstanding under the Existing Credit Agreement, (y) finance certain costs and expenses related to consummation of the Backstop Facility and termination of the Existing Credit Agreement, and (z) other uses of loan proceeds which are currently permitted by the terms of the Existing Credit Agreement.

ABN AMRO will act as the administrative agent (in such capacity, the “Administrative Agent”) and arranger in connection with the Facilities.

The fees payable to ABN AMRO and the other Institutions in connection with the Facilities and certain fees payable to the Institutions are set forth in separate letters, both of even date herewith (together, the “Fee Letters”).

To assist the Institutions in their respective syndication efforts, you agree to provide upon request by any of them all information reasonably deemed necessary by any of them to successfully complete the syndication of the Facilities.

You hereby agree (and each of the Institutions hereby agrees) ABN AMRO shall have the exclusive right to arrange and syndicate the financing contemplated by the Facilities and that no additional agents, co-agents or arrangers will be appointed, or other titles allocated, without ABN AMRO’s prior written consent; provided, (x) ABN AMRO’s exclusive right to syndicate the Acquisition Facility shall continue for the first ninety (90) days after the closing of the Acquisition Facility, during which period any syndication of the Acquisition Facility by ABN AMRO will be on a pro rata basis among the Institutions based on the proportion of their respective shares of the Commitment for the Acquisition Facility, (y) thereafter, each Institution shall have the ability to assign its portion of the shares of the Commitment for the Acquisition Facility. You also agree that, without the consent of each Institution, none of the Company nor any of its subsidiaries will, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or knowingly encourage submission of proposals or offers from any person or entity relating to the financing contemplated by the Facilities, or participate in any negotiations regarding or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek any of the foregoing. You will (a) provide each Institution with sufficient information, including financial projections, to enable such Institution to prepare an information package describing the Company and its subsidiaries and (b) make the Company’s management available for one or more banks’ meetings to be held by ABN AMRO during the syndication process. Each Institution shall be expressly permitted to distribute any and all documents and information relating to the transactions contemplated hereby and received from you or any other source to any potential lender, participant or assignee on a confidential basis.

In addition to the conditions to funding or closing in the Term Sheet (with respect to the Acquisition Facility), the Commitment with respect to the Backstop Facility is subject to satisfaction of the conditions precedent described as “Conditions Precedent” in the Term Sheet (other than clauses (iv) and (v) thereof), in each case as though such “Conditions Precedent” applied to the Backstop Facility instead of the Acquisition Facility (and, in any event, subject only to such conditions precedent).

You hereby represent and covenant that (a) all information (other than Projections (as defined below)) (the “Information”) that has been or will be made available to any Institution by you or any of your representatives (in each case, with respect to Information furnished to such Institution prior to the date of commencement of the syndication of the Facilities, as supplemented from time to time prior to such date) is or will be complete and correct in all material respects and does not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) all financial projections (“Projections”) that have been or will be made available to any Institution by you or any of your representatives have been or will be prepared in good faith based upon assumptions you believe to be reasonable (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, and that no assurance can be given that such Projections will be realized). You understand that in arranging and syndicating the Facilities, each Institution may use and rely on the Information and Projections without independent verification thereof. Concurrently with delivery of its signature page hereto, the Company shall deliver an executed officer’s certificate by an authorized officer of the Company that states, as of such date and since September 30, 2006 only, no material adverse change in the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, has occurred and is continuing; provided, any breach or inaccuracy of such statement shall not, in any event, affect the availability of or conditions precedent to either of the Commitments.

In consideration of the execution and delivery of this Commitment Letter by each Institution and the Commitment provided hereunder, you hereby agree to indemnify, exonerate and hold each Institution and each of their respective officers, directors, employees, affiliates and agents (each an “Indemnified Party”) free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including attorneys’ fees and expenses (including the allocated fees and disbursements of internal legal services) (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to the Transactions or other similar transactions financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Facilities, or the execution, delivery, performance or enforcement of this Commitment Letter, or the providing or syndication of the Facilities, by any of the Indemnified Parties, except for any such Indemnified Liabilities arising on account of the applicable Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, you hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. No Indemnified Party shall be liable for any damages arising from the use by others of any information or other materials obtained through Intralinks or other similar information transmission systems in connection with this Commitment Letter, the Transactions, the Facilities or the syndication thereof, nor shall any Indemnified Party have any liability with respect to, and you hereby waive, release and agree not to sue for, any special, indirect or consequential damages relating to this Commitment Letter or arising out of its activities in connection herewith or therewith (whether before or after the closing of either of the Facilities). Your obligations under this paragraph shall expire upon the execution and delivery by you and each Institution of definitive loan documentation, but otherwise will survive the termination of this Commitment Letter.

The reasonable out-of-pocket costs and expenses (including all legal (including the allocated fees and disbursements of internal legal services), environmental, accounting and other consultant costs and fees) incurred by each Institution in connection with the evaluation and/or documentation (including the costs of Intralinks (or other similar information transmission systems), if applicable) of this Commitment Letter, the Facilities (and the syndication thereof) and the other transactions contemplated hereby and thereby shall be payable upon demand by the Company.

Each party acknowledges this Commitment Letter supersedes any and all discussions and understandings, written or oral, between or among any Institution and any other person as to the subject matter hereof, including, without limitation, any prior proposal or commitment letters and term sheets. This Commitment Letter may only be amended, waived or modified in a writing executed by the parties hereto.

The terms contained in this Commitment Letter and the Fee Letters are confidential and, except for disclosure to your board of directors, officers and employees, to professional advisors retained by you, as may be required by law or court order and (solely with respect to this Commitment Letter) to the Target Companies and other sellers, their corporate affiliates and professional advisors retained by them, may not be disclosed in whole or in part to any other person or entity without each Institution’s prior written consent; provided, any information with respect to the “tax treatment” or “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein shall not be confidential and each party hereto may disclose, without limitation of any kind, any information with respect to the “tax treatment” or “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4). No disclosure permitted above shall create any third-party beneficiary as to the Commitment. This paragraph shall survive any termination of this Commitment Letter.

This Commitment Letter will terminate on February 9, 2007 unless on or before that date you sign and return an enclosed counterpart of this Commitment Letter and the Fee Letters, and it will expire (i) with respect to the Acquisition Facility, on August 5, 2008 (if the Acquisition Facility has not closed on or before that date) and (ii) with respect to the Backstop Facility, on the earlier to occur of (x) delivery to ABN AMRO and you of duly executed consents by the required number of banks under the Existing Credit Agreement to consummation of (1) the Acquisition Facility, (2) the purchase and acquisition of assets from the Target Companies and (3) transactions undertaken by you to raise capital sufficient to consummate such purchase and acquisition and (y) August 5, 2008 (if the Backstop Facility has not closed on or before that date).

Delivery of an executed counterpart of this Commitment Letter by facsimile or other electronic transmission shall constitute valid delivery of an executed counterpart hereof.

This Commitment Letter and the Fee Letters shall each be a contract made and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such state.

EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS COMMITMENT LETTER OR EITHER FEE LETTER, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS COMMITMENT LETTER OR EITHER FEE LETTER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT NOTHING IN THIS COMMITMENT LETTER SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY INSTITUTION FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH PARTY HERETO EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH PARTY HERETO EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

-Remainder of Page Intentionally Blank; Signature Page Follows-

Each Institution is pleased to have this opportunity and looks forward to working with you.

Very truly yours,

ABN AMRO BANK N.V. By:/s/ Kris Grosshans Name: Kris Grosshans Title: Managing Director By: /s/ Meghan Schultz Name: Meghan Schultz Title: Assistant Vice President	CREDIT SUISSE, CAYMAN ISLANDS BRANCH By:/s/ James Moran Name: James Moran Title: Managing Director By:/s/ Nupur Kumar Name: Nupur Kumar Title: Associate
BMO CAPITAL MARKETS FINANCING, INC. By: /s/ Caual Carmody Name: Caual Carmody Title: Vice President	UNION BANK OF CALIFORNIA, N.A. By: /s/ Jeffrey P. Fessenmaier, CFA Name: Jeffrey P. Fessenmaier Title: Assistant Vice President

CREDIT SUISSE SECURITIES

(USA) LLC

By: /s/ James Finch
James Finch
Managing Director

Accepted and Agreed

as of February 6, 2007

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies
Mark T. Thies
Executive Vice President
and Chief Financial Officer

Commitment Letter